UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 16, 2011, the Board of Directors of Forest Oil Corporation (“Forest”) approved an amendment to the Bylaws of Forest, as restated on February 14, 2001 (the “Bylaws”). The amendment (“Amendment No. 5”) is effective immediately and removes the provision in Article 1, Section 1, providing for plurality voting for directors, and adds a new Section 5 to Article II. Amendment No. 5 provides that directors in in an election that is not a Contested Election shall be elected by a majority of the votes cast. Under Amendment No. 5, “a majority of votes cast” means that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election, with a shareholder's direction to withhold authority counted as a vote cast “against” that director's election, but an “abstention” or a “broker non-vote” not counted as a vote cast either “for” or “against” that director's election. A “Contested Election” is one in which the number of nominees exceeds the number of directors to be elected, as determined in accordance with Amendment No. 5 and other applicable provisions of the Bylaws.
Amendment No. 5 provides that in order for any incumbent director to become a nominee for election to the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation, and the Board of Directors in making its decision, each may consider any factors that they consider appropriate and relevant. No director whose resignation is under consideration shall participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If the Board of Directors accepts an incumbent director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill the resulting vacancy, or may decrease the size of the Board of Directors, pursuant to any other applicable provisions of the Bylaws. If the Board of Directors does not accept an incumbent director's resignation, such incumbent director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Prior to the adoption of Amendment No. 5, the Bylaws provided that directors were elected by a plurality of the votes cast, whether in a contested or uncontested election.
The foregoing does not purport to be a complete description of the provisions of Amendment No. 5, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. Forest intends to file a complete copy of its Bylaws, as amended by all amendments to date, including Amendment No. 5, as an Exhibit to its next annual report on Form 10-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 5, dated November 16, 2011, to the Bylaws of Forest Oil Corporation Restated on February 14, 2001.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

November 18, 2011	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 5, dated November 16, 2011, to the Bylaws of Forest Oil Corporation Restated on February 14, 2001.

4